UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               February 15, 2006

Saks Credit Card Master Trust
(Exact name of registrant as specified in its charter)

                     HSBC FINANCE CORPORATION
(Servicer of the Trust)
(Exact name as specified in Servicer's charter)

Delaware (State or other jurisdiction of incorporation of Servicer)	000-33013 (Commission File Number)	Not Applicable (IRS Employer Identification Number)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of Servicer)		60070 (Zip Code)
Servicer's telephone number, including area code 847/564-5000 Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

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Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
Exhibit Number		Exhibit
99

Monthly Certificateholder's Statement with respect to the Distribution Date occurring on February 15, 2006 delivered pursuant to the Master Pooling and Servicing Agreement, dated as of August 21, 1997, as amended, by and among Saks Credit Corporation, as Transferor, HRSI Funding, Inc. III, as Successor Transferor, Saks Incorporated, as Servicer, HSBC Finance Corporation, successor by merger to Household Finance Corporation, as the Successor Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee, and the Series 2001-2 Supplement, dated as of July 17, 2001, by and among the Transferor, the Servicer and the Trustee, with respect to the Series 2001-2 Certificates.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Servicer has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
HSBC FINANCE CORPORATION, as Servicer of and on behalf of the SAKS CREDIT CARD MASTER TRUST (Registrant) By: /s/ Patrick D. Schwartz Authorized Representative
Dated: February 15, 2006
EXHIBIT INDEX
Exhibit Number		Exhibit
99

Monthly Certificateholder's Statement with respect to the Distribution Date occurring on February 15, 2006 delivered pursuant to the Master Pooling and Servicing Agreement, dated as of August 21, 1997, as amended, by and among Saks Credit Corporation, as Transferor, HRSI Funding, Inc. III, as Successor Transferor, Saks Incorporated, as Servicer, HSBC Finance Corporation, successor by merger to Household Finance Corporation, as the Successor Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee, and the Series 2001-2 Supplement, dated as of July 17, 2001, by and among the Transferor, the Servicer and the Trustee, with respect to the Series 2001-2 Certificates.

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